UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MICHIGAN
  ---------------------------------------------------x

                                                     :

                                                     :

 SIMON PROPERTY GROUP, INC.,                         :
 SIMON PROPERTY ACQUISITIONS, INC.,
 AND RANDALL J. SMITH,
                                                     :
                                Plaintiffs,
                                                     :
                            - against -
                                                     :
 TAUBMAN CENTERS, INC., A. ALFRED
 TAUBMAN, ROBERT S. TAUBMAN, LISA
 A. PAYNE, GRAHAM T. ALLISON, PETER
 KARMANOS, JR., WILLIAM S.                           :
 TAUBMAN, ALLAN J. BLOOSTEIN, JEROME A.
 CHAZEN, AND S. PARKER GILBERT,                        CIVIL ACTION NO. 02-74799
                                                     :
                                                       JUDGE VICTORIA A. ROBERTS
                                       Defendants.   :
 ----------------------------------------------------x

                        SPG PLAINTIFFS' EMERGENCY MOTION
                    TO MODIFY THE COURT'S MAY 20, 2003 ORDER

         Plaintiffs Simon Property Group, Inc. and Simon Property Acquisitions, Inc., ("SPG Plaintiffs") by and through their undersigned attorneys, and pursuant to this Court's letter of May 28, 2003, hereby request that this Court enter an order pursuant to Rule 62(c) of the Federal Rules of Civil Procedure modifying its Order Granting Stay of Preliminary Injunction, issued May 20, 2003 (the "Order"). On May 29, 2003, there was a conference between attorneys during which counsel for SPG Plaintiffs explained the nature of this motion and its legal basis and requested but did not obtain concurrence in the relief sought.

         1. By this motion, SPG Plaintiffs seek a modification of the Order in the following manner. The Court should (a) continue its injunction, issued on May 8, 2003, enjoining the

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defendants from voting a 33.6% block of shares until disinterested shareholders of Taubman Centers, Inc. (the "Company") have conferred voting rights on those shares and from enforcing the December 20, 2002 bylaw amendment, and (b) modify the Order for the limited purpose of allowing the Company's shareholders to vote on whether to amend the Excess Share Provision in the Company's charter at a special meeting of the Company's shareholders.

         2. The grounds for the relief sought in this Emergency Motion are more fully set forth in the accompanying Memorandum Of Law In Support Of SPG Plaintiffs' Emergency Motion To Modify The Court's May 20, 2003 Order. Put simply, defendants have flouted this Court's Order by causing legislation to be introduced in the Michigan legislature, the explicit purpose and effect of which is to overturn this Court's May 8, 2003 decision, moot the appeal in the Sixth Circuit, and render the SPG/Westfield tender offer virtually impossible to consummate. Defendants' conduct falls squarely within the conduct proscribed by the Order, namely, "any activity to impede Simon's tender offer." (Order at 10.)

         3. The legislation being actively promoted and encouraged by the defendants may be enacted imminently by the Michigan legislature (it is scheduled to be reviewed by the House Commerce Committee as early as next week). Accordingly, time is of the essence. Given the potentially preclusive and draconian effect of the Taubman legislation, SPG Plaintiffs request that the Court order that (i) defendants serve and file, by fax, any response to SPG Plaintiffs' Emergency Motion to Modify the Stay Order by Monday June 2, 2003 at noon, and (ii) SPG Plaintiffs file reply papers, if any, by 5 p.m. on Tuesday June 3, 2003. SPG Plaintiffs respectfully request that the Court hold an expedited hearing on SPG Plaintiffs' Emergency

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Motion as soon as practicable and grant the relief requested herein.


Dated:     May 29, 2003

                                            MILLER, CANFIELD, PADDOCK &
                                              STONE, P.L.C.


                                            By: /s/ Carl H. von Ende
                                                -------------------------------
                                                  Carl H. von Ende (P21867)
                                                  Todd Holleman (P57699)
                                            150 West Jefferson, Suite 2500
                                            Detroit, Michigan  48226-4415
                                            Telephone:  (313) 963-6420
                                            Facsimile:  (313) 496-7500

                                            WILLKIE FARR & GALLAGHER
                                            787 Seventh Avenue
                                            New York, New York  10019
                                            Telephone:  (212) 728-8000
                                            Facsimile:  (212) 728-8111

                                            Attorneys for SPG Plaintiffs



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